UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ◻

Check the appropriate box:

◻	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12

Miromatrix Medical Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required
◻	Fee paid previously with preliminary materials
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Miromatrix Medical Inc. The meeting will be held on June 1, 2023, at 10:00 a.m. (Central Time), at the Hilton Garden Inn located at 6330 Point Chase Road, Eden Prairie, Minnesota 55344. We expect to mail to each stockholder a Notice of Internet Availability of Proxy Materials or proxy materials on or about April 18, 2023.

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, we hope you will vote as soon as possible. Please vote electronically over the Internet or, if you request and receive a paper copy of the proxy card by mail, you may vote by Internet or telephone or by returning your signed proxy card in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so by following the procedures described in the proxy statement even if you have previously voted.

Sincerely,

Jeffrey Ross
Chief Executive Officer and Director

MIROMATRIX MEDICAL INC.
6455 Flying Cloud Drive, Suite 107
Eden Prairie, Minnesota 55344
(952) 942-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, JUNE 1, 2023

To the Stockholders of Miromatrix Medical Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Miromatrix Medical Inc. will be held on Wednesday, June 1, 2022, at 10:00 a.m. (Central Time), at the Hilton Garden Inn located at 6330 Point Chase Road, Eden Prairie, Minnesota 55344, for the following purposes:

1.	Election of two directors, each for a three-year term;
2.	Ratification of the selection of Baker Tilly US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

to act on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on April 4, 2023 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

James Douglas
Chief Financial Officer and Secretary

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. YOU MAY VOTE BY MAIL, ONLINE OR BY PHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THE PROXY CARD, NOTICE OF INTERNET AVAILABILITY OR OTHER INSTRUCTIONS FROM THE HOLDER OF RECORD.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 1, 2023

The Notice and Proxy Statement, Annual Report on Form 10-K and Form of Proxy are

available at https://materials.proxyvote.com/60471P.

i

MIROMATRIX MEDICAL INC.

Proxy Statement

2023 Annual Meeting of Stockholders
Wednesday, June 1, 2023
10:00 a.m. CDT

GENERAL INFORMATION

Proxies are being solicited by the Board of Directors (the “Board”) of Miromatrix Medical Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), for use in connection with the annual meeting of stockholders to be held on Wednesday, June 1, 2023 and at any adjournment thereof. Only stockholders of record at the close of business on April 4, 2023 will be entitled to vote at such meeting.

The address of our principal executive office is 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344 and our telephone number is (952) 942-6000. The mailing of this proxy statement and a proxy card, or a Notice Regarding the Availability of Proxy Materials, to stockholders is expected to commence on or about April 18, 2023.

Shares of Common Stock Outstanding on Record Date

Our common stock, par value $0.00001 per share, is our only outstanding voting security. At the close of business on April 4, 2023, which is the date selected by the Board for determining stockholders entitled to notice of and to vote at the meeting, there were 27,233,263 shares of our common stock issued and outstanding, each of which is entitled to one vote at the meeting.

Vote Required on Proposals

1.	Election of Directors— Provided that a quorum is present at the meeting, directors will be elected by a plurality of the votes cast, which means that the two nominees receiving the most votes will be elected.
2.	Ratification of Auditors—The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains or does not otherwise vote at the meeting or by proxy (including broker non-votes) will not be counted for the election of directors. An abstention will have the effect of a vote against the ratification of auditors. A stockholder who does not vote at the meeting, by proxy (including broker non-votes) or otherwise, on the ratification of auditors will have no effect on the outcome of that proposal.

Expenses of Soliciting

We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mail, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and we have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

Stockholder Proposals

Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our Annual Meeting of Stockholders to be held in 2024 must follow the procedures and requirements of the federal securities laws, including Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be timely, such proposals must be received by us at our principal executive office no later than December 20, 2023.

If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as a director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our corporate secretary at our principal executive office, which is 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. To be timely under our Bylaws, we must receive notice of the stockholder’s intention to propose an item of business or to nominate persons for election as a director no earlier than February 2, 2024 and no later than March 3, 2024 (unless the date of the next annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not later than the 90th day prior to the scheduled date of the annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting), and the notice must otherwise comply with certain other requirements contained in our Bylaws as well as all applicable statutes and regulations.

In any case, a stockholder’s notice will not be deemed to be submitted until we have received all of the required information.

In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s annual meeting. If the date of the annual meeting of stockholders to be held in 2024 is changed by more than 30 calendar days from the anniversary of this year’s annual meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 annual meeting is first made. Accordingly, for the 2024 annual meeting, we must receive such notice no later than April 2, 2024.

Meeting Admission

All stockholders as of the record date, or their duly appointed proxy holders, may attend the meeting. If you hold your shares in street name, then you must request a legal proxy from your broker or nominee to attend or vote at the meeting.

How to Vote

We encourage you to vote promptly. Internet and telephone voting are available through 11:59 p.m. (EDT) on Wednesday, May 31, 2023. Your methods of voting may differ depending on whether you are a “street name” or a “stockholder of record.”

If your shares are held in the name of a stockbroker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization, then you are a “street name” holder and you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

If you hold your shares directly, then you are a “stockholder of record” and you may vote your shares in advance of the meeting using one of the mail, phone or internet methods described on your proxy card or other voting instructions from the holder of record, including:

By Telephone

If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

By Internet

You can also vote your shares by the Internet. Your proxy card indicates the website that you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

By Mail

If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

At the Meeting

All stockholders of record as of the record date may vote in person at the meeting. Even if you plan to attend the meeting in person, the Company requests that you vote ahead of time using one of the other methods above to ensure that your vote is counted.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on June 1, 2023

The Notice and Proxy Statement, Annual Report on Form 10-K and Form of Proxy are
available at https://materials.proxyvote.com/60471P.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our business is overseen by our Board with the number of directors fixed from time to time by the Board. The Board is divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years as follows:

Name	Age	Position(s)	Class
Paul Buckman	67	Chairperson of the Board of Directors	III
William Burke	54	Director	II
John Erb	74	Director	II
Peter Maag	56	Director	I
Jeffrey Ross	47	Chief Executive Officer and Director	III
Lisa Wipperman Heine	59	Director	I

Upon the recommendation of its Nominating and Corporate Governance Committee, the Board has fixed at two the number of directors to be elected at the meeting and has nominated Messrs. Burke and Erb to stand for election, each to serve an additional term to expire at the conclusion of the third succeeding annual meeting of stockholders after her or his election, to hold office following election and qualification until her or his successor has been duly elected and qualified.

It is intended that the proxies solicited on behalf of the Board (other than proxies reflecting votes against or abstentions as to one or more nominees) will be voted at the meeting for the election of the above-identified nominees. If any nominee is unable to serve, the shares of common stock represented by all of these proxies will be voted for the election of a substitute as the Board may recommend.

The Board knows of no reason why either of the nominees, if elected, might be unable to serve. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was selected.

The following provides certain information regarding the nominees for the office of director and the current directors whose terms are scheduled to expire after the meeting:

Class II Directors for Terms Expiring in 2026

William Burke has served on our Board since January 2022. Mr. Burke has served as Executive Vice President, Chief Financial Officer of ViewRay, Inc., since January 2023. From 2016 to April 2022, Mr. Burke served as Executive Vice President, Chief Financial Officer of Haemonetics Corporation, a global blood management solutions company, and stayed on in an advisory capacity through June 2022. From 2014 to 2016, Mr. Burke served as Chief Integration Officer and Vice President, Integration for Medtronic plc, a global healthcare products company, and was a member of its Executive Committee. In that role, Mr. Burke was responsible for ensuring the successful integration of Medtronic with Covidien plc, a global healthcare company, following its acquisition by Medtronic. Prior to joining Medtronic, Mr. Burke spent more than 20 years in finance and business development leadership roles at Covidien, including Chief Financial Officer for Covidien Europe based in Zurich, Vice President of Corporate Strategy and Portfolio Management and Vice President of Financial Planning and Analysis. Previously, Mr. Burke also held key positions within Tyco Healthcare, including the Financial Controller of Valleylab, Managing Director of the Covidien Group in Switzerland and International Controller. He began his career as an auditor with KPMG. Mr. Burke received a B.S. in Business Administration from Bryant College. We believe Mr. Burke is qualified to serve on our Board due to his extensive executive leadership and his background in finance and operations.

John Erb has served on our Board since April 2017. Mr. Erb is currently Chairman of the Board for Nuwellis Inc., a global medical device company involved in the treatment of heart failure, and has been in that role since 2012. He also currently serves as Chairman of the Board of Directors for Osprey Medical. Mr. Erb is co-founder of NuAx, Inc. (formerly Cardia Access, Inc.), a medical device company involved in developing new devices for the treatment of heart disease. Mr. Erb currently serves as the President and Chief Executive Officer of CRS Technologies, Inc., a company developing devices to treat peripheral artery disease, and also currently serves as the Chairman of the Board of Directors of IR Medtek, Inc., a company developing devices to diagnose cancers. Previously, Mr. Erb served as Chairman of the Board of Directors for Vascular Solutions, Inc. (acquired by Teleflex Incorporated), and was a board member for CryoCath Technologies

(acquired by Medtronic in 2008) and SenoRx, Inc. (acquired by CR Bard in 2010). From 2001 through 2006, Mr. Erb was Chief Executive Officer of CHF Solutions, Inc., a medical device company focused on the treatment of congestive heart failure that was acquired by Gambro. From 1997 through 2001, Mr. Erb was President and Chief Executive Officer of IntraTherapeutics, Inc., a medical device company involved in the development, manufacturing and distribution of peripheral vascular stents that was acquired by Sulzer Medica. Other previous executive experience includes Vice President of Operations for Schneider Worldwide, a division of Pfizer, Inc.; ten years with Johnson & Johnson’s Iolab Division; and the start of his career with American Hospital Supply Corporation. Mr. Erb has a B.A. in Finance from California State University, Fullerton. We believe Mr. Erb is qualified to serve on our Board due to his significant executive experience in the medical technology industries, as well as his experience serving on boards of directors.

Class III Directors with Terms Expiring in 2024

Paul Buckman has served on our Board since April 2017. He served as President, North America, for LivaNova PLC from 2017 until his retirement in February of 2022. Mr. Buckman was President of the Cardiovascular Divisions of both Boston Scientific and St. Jude Medical where he implemented significant growth strategies in both core and emerging technologies. He was also a co-founder, Chairman, and CEO of ev3 Inc., which was acquired by Covidien. Mr. Buckman has also had previous CEO roles with Conventus Orthopaedics, SentreHeart (sold to AtriCure), Pathway Medical (sold to Bayer Healthcare), and Devax (sold to Biosensors Intl.), in addition to executive management roles at DVI (sold to Eli Lilly) and American Hospital Supply. Mr. Buckman serves on the board of directors of NeuroOne Medical Technologies, Inc., Helius Medical Technologies, Inc., and numerous private companies, including Ablative Solutions, Inc. ActivOrtho, Inc., and Shoulder Innovations, Inc. Mr. Buckman holds a M.B.A. and a B.A. in Business Administration, each from Western Michigan University. We believe Mr. Buckman is qualified to serve on our Board due to his significant background in the medical device industry, as well as his experience serving on boards of directors.

Jeffrey Ross, Ph. D. has served on our Board since 2017. His background and experience is more fully described under “Executive Officers” below. As our current Chief Executive Officer, Dr. Ross is uniquely qualified to serve as a member of our Board.

Class I Directors with Terms Expiring in 2025

Lisa Wipperman Heine has served on our Board since January 2022. Ms. Heine served as the President and Chief Executive Officer of PreCardia, Inc., an early-stage medical technology company developing an innovative catheter-based intervention for the treatment of acute decompensated heart failure, from January 2019 until May 2021, when it was acquired by Abiomed, Inc., a heart-failure treatment medical device company, where she served in a transition management role from May 2021 until December 2021. From 2015 to November 2018, Ms. Heine served as Chief Operating Officer of Mitralign, Inc., a venture backed medical technology company focused on transcatheter heart valve annuloplasty. From 2014 to 2015, she was Founder and Principal at deArca Strategic Solutions, LLC, a consulting firm focused on helping medical technology companies assess, develop and execute strategies related to market opportunities and technology adoption. From 2007 to 2014, Ms. Heine served in various executive and management positions with Covidien plc, which was a global health care products company and manufacturer of medical devices and supplies, last serving as Global Vice President of Medical Affairs, Vascular Therapies from 2013 to 2014, and Global Vice President of Clinical Affairs, Vascular Therapies from 2011 to 2012. She has serves on the boards of directors of Surmodics, Inc. (since 2017), Natus Medical Incorporated (since 2018), Nyra Medical (since 2022) and Gradient Denervation Technologies (since 2022). Ms. Heine holds a B.A. from St. Olaf College and a M.S. from the University of Manitoba. We believe Ms. Heine is qualified to serve on our Board due to her significant experience in the medical technology industry, as well as her experience serving on boards of directors.

Peter Maag, Ph.D. has served on our Board since June 2021. Dr Maag has served as the Chief Executive Officer at Kyverna Therapeutics since October 2022. He is a seasoned global industry executive with track record of transforming organizations and more than 20 years of executive management experience in the pharmaceutical and diagnostic industry. Prior to joining Kyverna, Dr. Maag was Executive Chairman (November 2020 to November 2021), Chief Executive Officer (October 2012 to November 2020, and President (October 2012 to November 2018) of CareDx where he built the company from a small start-up into a public company and industry-leading powerhouse in transplantation through a series of business development and licensing and financing transactions. Prior to joining CareDx in 2012, Dr. Maag held multiple positions at Novartis AG with increasing responsibilities. As President, Novartis Diagnostics, he drove growth and innovation in its blood-screening business. Prior to that, he led one of Novartis’ key affiliates as country president, Germany, and lived in a dynamically growing market as Country President, Korea. At headquarters in Switzerland, he served as the head of strategy for Novartis Pharmaceuticals and helped launch the Infectious Diseases franchise. Prior to joining Novartis, Dr. Maag worked at McKinsey & Company in New Jersey and Germany, focusing on pharmaceuticals and globalization strategies. In addition to supporting various healthcare and tech companies in their growth efforts, he has served on the board of directors of Kyverna and CareDx (since 2012) and holds board and advisory positions at Phoenix Pharma SE and the Personalized Medicine Coalition. Dr. Maag received his PhD from the University of Berlin, Germany, and studied pharmaceutical sciences at the University of Heidelberg and University of London. We believe Dr. Maag is qualified to serve on our Board due to his extensive executive experience in healthcare industries, as well as his experience serving on boards of directors.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the two nominees to the Board. The election of each nominee requires the affirmative vote of a plurality of the voting power of the stockholders present, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present. Except as otherwise directed, the proxies will vote all valid proxies for each of the two nominees identified above.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that each of Mr. Buckman, Mr. Burke, Mr. Erb, Dr. Maag and Ms. Wipperman Heine, constituting a majority of the Board, are “independent directors” as defined in the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). None of our directors are related to any other director, director nominee or executive officer of the Company.

Director Attendance at Annual Meetings

The Company does not have a formal annual meeting attendance policy. Dr. Ross attended the Company’s annual meeting of stockholders held in 2022.

Board Diversity Matrix (as of April 18, 2023)

The following table summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Rule 5605(f). Each term used in the table has the meaning given to it in that rule and related instructions.

Total Number of Directors	6
	Female	Male
PART I: GENDER IDENTITY
Directors	1	5
PART II: DEMOGRAPHIC BACKGROUND
White	1	4
Two or More Races or Ethnicities		1

Board Leadership Structure

We have separate individuals serving as Chairperson of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairperson provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe that this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our stockholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks applicable to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Corporate Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the Board committees, with respect to their areas of responsibility for risk oversight.

Policies as to Hedging and Company Securities

Our insider trading policy provides that Company directors, officers and other employees (and their designees) are prohibited from, among other things: (a) purchasing Company securities on margin or pledging Company securities; (b) short selling Company securities; (c) buying or selling put or call options on Company securities; (d) purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities (i) granted to the individual by the Company as part of the compensation of the individual or (ii) held, directly or indirectly, by the individual; or (e) engaging in limit orders or other pre-arranged transactions that execute automatically, except for “same-day” limit orders and approved 10b5-1 plans. Certain family and household members and other persons or entities whose decisions are directed, influenced or controlled by a covered person are also subject to the prohibition.

Board and Committee Meetings

During 2022, the Board held 5 meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require stockholder approval, the number of directors required to take the action at a meeting, as permitted by applicable state law and the Company’s Certificate of Incorporation, as amended. Each director attended at least 75% of the meetings of Board and any committee on which they serve during the most recently completed fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The following table sets forth the current membership of each of the Board’s standing committees:

Board Committee
	Audit	Compensation	Nominating and Corporate Governance	Independent Director
Paul Buckman	Member		Chair	✓
William Burke	Chair		Member	✓
John Erb	Member	Member		✓
Peter Maag		Chair	Member	✓
Jeffrey Ross
Lisa Wipperman Heine	Member	Member		✓

Our Board has evaluated independence for the members of each committee in accordance with Nasdaq listing standards and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of Nasdaq.

Audit Committee

Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy Nasdaq and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of Baker Tilly US, LLP to serve as the Company’s independent registered public accounting firm for 2023. The Audit Committee held 4 meetings during 2022.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the Nasdaq listing standards and the rules and regulations promulgated by the SEC. The Board has further determined that Mr. Burke qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.miromatrix.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the annual report on Form 10-K for 2022 with management;
(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board (“PCAOB”) standards and the SEC; and
(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC.

Paul Buckman
William Burke (Chair)
John Erb
Lisa Wipperman Heine

Compensation Committee

Our Board has affirmatively determined that each of the members of the Compensation Committee satisfy the additional independence requirements for compensation committee members pursuant to the Nasdaq listing standards.

The Board has authorized the Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. The Compensation Committee engaged independent compensation consultant Aon Consulting, Inc. (“Aon”) to provide the Compensation Committee with advice regarding industry practices for fiscal 2022. No member of the Board or any executive officer has any affiliation with Aon. Aon provides no other services to the Company and reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of Aon in accordance with SEC and Nasdaq rules and regulations and has concluded that no conflict of interest exists that will prevent them from being independent consultant to the Compensation Committee. For fiscal 2022, Aon provided the Compensation Committee with market information, analysis regarding the competitiveness of levels of components of total compensation for the Company’s named executive officers, and advice regarding the principal aspects of our executive compensation components and best practices in executive compensation. In determining the competitiveness of such compensation, the Compensation Committee reviewed survey data. The Company does not benchmark its compensation. The Compensation Committee reviews and considers the information provided by Aon to understand current compensation practices, levels and structures and to inform its compensation decisions, but not to establish specific compensation parameters based on such data.

The Chief Executive Officer may give the Compensation Committee input in regard to the compensation of the Chief Financial Officer and other executive officers, but the Chief Executive Officer is not present during voting or deliberations relating to his own compensation. The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.miromatrix.com. The Compensation Committee held 7 meetings during 2022.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Corporate Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Corporate Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.miromatrix.com. The Nominating and Corporate Governance Committee held 1 meeting during 2022.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Stockholders may recommend a nominee to be considered by the Nominating and Corporate Governance Committee by submitting a written proposal to the Chairperson of the Board, at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. Any notice of a stockholder nomination must satisfy the timing and content requirements of our Bylaws and must be accompanied by a written statement from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Corporate Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Corporate Governance Committee seeks to confirm that candidates meet certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

●	appropriate size and diversity of the Board;
●	needs of the Board with respect to particular talent and experience;
●	knowledge, skills and experience of a nominee;
●	experience in domestic and international business matters;
●	familiarity with legal and regulatory requirements;
●	familiarity with accounting rules and practices; and
●	the desire to balance the benefit of continuity with the periodic integration of a fresh perspective provided by a new member.

The Nominating and Corporate Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Corporate Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

STOCKHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any stockholder wishing to communicate with the Board should send the communication, in written form, to our corporate secretary at the Company’s principal place of business at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. The corporate secretary will promptly send the communication to each member of the Board identified on the communication.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for 2022, other than (i) one report for one transaction for each of Paul Buckman, William Burke, John Erb, Lisa Wipperman Heine and Peter Maag with respect to the receipt of 12,788 restricted stock units on August 10, 2022 was reported late, and (ii) one report for one transaction for each of Jeffrey Ross, James Douglas, John Barry, Paul Buckman, William Burke, John Erb, Lisa Wipperman Heine and Peter Maag with respect to the receipt of shares of common stock on March 10, 2023 was reported late.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board, acting on the recommendation of its Audit Committee, has selected Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accounting firm for 2023. Baker Tilly was the Company’s independent registered public accounting firm for the most recently completed fiscal year.

Notwithstanding its selection of Baker Tilly, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the appointment of Baker Tilly is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of Baker Tilly is expected to be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed by Baker Tilly to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided for the fiscal years identified:

	Fiscal Year Ended December 31,
Category	2022	2021
Audit Fees(a)	$214,490	$170,617
Audit-Related Fees(b)	94,500	95,000
Tax Fees(c)	11,366	9,025
All other Fees	-	-
Total	$320,356	$274,642
(a)	Includes professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses, and a single audit under Government Auditing Standards.
(b)	Audit-related fees represent fees for services relating to comfort letters, consents and registration statement filings.
(c)	Tax fees consist of professional fees primarily for tax compliance services.

Baker Tilly did not provide any other services to the Company in the periods covered other than those summarized above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that could require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during 2022 and 2021, as applicable, were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of Baker Tilly as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the stockholders present, whether in person or by proxy, and entitled to vote at the meeting, provided that a quorum is present.

EXECUTIVE COMPENSATION

The following discussion focuses on compensation paid for 2022 to the following named executive officers, as defined under U.S. Securities and Exchange Commission rules (the “Named Executives”):

●	Jeffrey Ross, Chief Executive Officer;
●	James Douglas, Chief Financial Officer; and
●	John Barry, Vice President of Research and Development.

Executive Compensation Components for 2022

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. We have also periodically awarded our executive officers with long-term equity incentive grants in the form of restricted stock units or stock options. Our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans and the Board may grant equity awards to the executives thereunder.

Base Salary

Salaries for our executive officers are determined and paid on an annual basis and, for 2022, were established by our Compensation Committee in accordance with the terms of any executive officer’s employment agreement with the Company.

Annual base salary rates for our executive officers for 2022 are listed below.

Salary
Name	($)
Jeffery Ross	550,000
James Douglas(a)	390,000
John Barry	290,000
(a)	Mr. Douglas became our Chief Financial Officer on March 1, 2022.

The Compensation Committee references publicly available data in establishing base salaries of executive officers following our initial public offering. The Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed, the Compensation Committee sets the compensation for each executive officer. The Chief Executive Officer is not present during the committee’s deliberations or voting on his compensation.

Cash Incentive Compensation

The Company maintains an annual bonus plan under which our Named Executives, together with other executives and key employees of the Company, are eligible to earn an annual bonus based on the level of achievement of corporate objectives, individual objectives, or a combination of the two. In 2022, the Compensation Committee established incentive bonus targets for executive officers of the Company, including the Named Executives to provide an opportunity for each participant to earn a cash bonus based on performance against established objectives. For 2022, the payouts for all of the Named Executive Officers were determined entirely based on the level of achievement of corporate objectives. The Company’s primary focus for 2022 related to key objectives and milestones with respect to the development and testing of select protocols and products. Based on the Compensation Committee’s assessment of 2022 performance, each of the Named Executives received a cash incentive payment in the amount disclosed in the Summary Compensation Table in respect of 2022 performance.

Equity Compensation

The Company maintains the 2021 Equity Incentive Plan (the “2021 Plan”) to assist in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants, including the Named Executives, which promotes the creation of long-term value for stockholders by closely aligning the interests of such individuals with those of our stockholders.

On January 3, 2022, the Compensation Committee granted to Dr. Ross and Dr. Barry each a ten-year option to purchase 1,500 shares of our common stock under the 2021 Plan. The options vested in full on January 3, 2023 and are exercisable at a price of $4.73 per share.

On January 13, 2022, the Compensation Committee granted to Dr. Ross and Dr. Barry 50,000 and 10,000 restricted stock units, respectively, under the 2021 Plan, with each unit eligible to vest and settle into one share of our common stock. The units are scheduled to vest in four equal installments on each of the first four anniversaries of the date of grant, subject to the holder’s continued service to the Company.

Also on January 13, 2022, the Compensation Committee granted to Dr. Ross and Dr. Barry each a ten-year option to purchase 100,000 shares and 20,000 shares of our common stock, respectively, under the 2021 Plan. The options are scheduled to vest and become exercisable at a price of $4.20 per share in four equal installments on each of the first four anniversaries of the date of grant, subject to the holder’s continued service to the Company.

On March 1, 2022, in connection with the commencement of his employment with the Company, the Compensation Committee granted to Mr. Douglas a ten-year option to purchase 180,000 shares of our common stock under the 2021 Plan. The options are scheduled to vest and become exercisable at a price of $3.73 per share in four equal installments on each of the first four anniversaries of the date of grant, subject to the holder’s continued service to the Company.

No other equity-based compensation was granted to the Named Executives for 2022.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and, beginning in 2022, are eligible to receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full-time employees. The goal of these programs is to promote health and welfare benefits.

Employment Agreements

We are party to employment agreements with certain key employees, including Dr. Ross and Mr. Douglas. The employment agreements provide for initial annual base salaries, subject to periodic reviews for increases by the Compensation Committee. In addition, each such executive officer is eligible to earn an incentive bonus on the terms and conditions established by the Committee from time to time, as discussed above.

The employment agreements provide that if the executive officer’s employment is terminated by the Company, the Company is obligated to pay to the executive officer his base salary earned through the date of termination and the value of his paid time off accrued and unused through the date of termination. In addition, upon a termination of employment by the Company for any reason other than for “cause,” or termination by the executive officer for “good reason,” each term as defined in the employment agreement, the executive officer will be entitled to payments in an amount equal to six months (12 months in the case of Dr. Ross) of his then-current annual base salary, less customary deductions, payable in regular installments during the six-month period immediately following the date of termination, and health insurance benefits for the six months following the date of termination.

In addition to the specific terms summarized above, each executive officer is eligible to participate in the standard employee benefit plans generally available to employees of the Company, including health insurance, life and disability insurance, awards under the Company’s equity compensation plan(s), 401(k) plan, and paid time off and paid holidays.

Summary Compensation Table

The following table provides information regarding the compensation earned for 2022 and 2021 by our named executive officers:

						Nonqualified
					Non-Equity	Deferred
			Restricted	Option	Incentive Plan	Compensation on	All Other
		Salary	Stock Units	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(a)	($)(b)	($)(c)	($)	($)	($)
Jeffery Ross	2022	550,000	210,000	155,346	247,500	—	—	1,162,846
Chief Executive Officer	2021	425,000	—	—	141,750	—	—	566,750
James Douglas(d)	2022	325,000	—	248,642	97,500	—	—	671,142
Chief Financial Officer
John Barry(e)	2022	290,000	42,000	33,131	87,000	—	—	452,131
Vice President of Research and Development	2021	94,839	69,700	198,702	18,083	—	22,826	404,150
(a)	The value of restricted stock unit in this table represents the fair value of such awards granted during the fiscal year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“Topic 718”). The assumptions used to determine the valuation of the awards are discussed in Note 9 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(b)	Represents the fair value of option awards granted during the fiscal year, as computed in accordance with Topic 718. The assumptions used to determine the valuation of the awards are discussed in Note 9 to our audited financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2022.
(c)	Represents incentive compensation based on our achievement of corporate objectives, individual objectives, or a combination of the two. See “Cash Incentive Compensation” above for additional discussion.
(d)	Mr. Douglas joined the Company on March 1, 2022.
(e)	Dr. Barry joined the Company on August 30, 2021. All other compensation expense in 2021 represents relocation expenses.

Outstanding Equity Awards at December 31, 2022

The following table sets forth certain information regarding equity awards granted to our named executive officers and outstanding as of December 31, 2022:

		Option Awards					Stock Awards
		Number of	Number of
		Securities	Securities				Number of		Market Value
		Underlying	Underlying				Shares of		of Shares of
		Unexercised	Unexercised		Option	Option	Stock That		Stock That
		Options (#)	Options (#)		Exercise Price	Expiration	Have Not		Have Not
Name	Grant Date	Exercisable	Unexercisable		($)	Date	Vested (#)		Vested ($)
Jeffrey Ross	3/1/2014	41,250	—		3.75	3/1/2024	—		—
	1/16/2015	43,750	—		3.75	1/16/2025	—		—
	1/1/2016	33,688	—		3.75	1/1/2026	—		—
	2/22/2017	39,375	—		3.75	2/22/2027	—		—
	3/3/2017	100,000	—		3.75	3/3/2027	—		—
	5/30/2018	68,714	—		3.75	5/30/2028	—		—
	1/3/2022	—	1,500	(a)	4.73	1/3/2032	—		—
	1/13/2022	—	100,000	(b)	4.20	1/13/2032	—		—
	1/13/2022	—	—		—	—	50,000	(b)	149,500
James Douglas	3/1/2022	—	180,000	(c)	3.73	3/1/2032	—		—
John Barry	10/1/2021	17,500	52,500	(d)	6.97	10/1/2031	—		—
	10/1/2021	—	—		—	—	7,500	(d)	22,425
	1/3/2022	—	1,500	(a)	4.73	1/3/2032	—		—
	1/13/2022	—	20,000	(b)	4.20	1/13/2032	—		—
	1/13/2022	—	—		—	—	10,000	(b)	29,900

(a)	Scheduled to vest on January 3, 2023, subject to the executive’s continued employment with the Company.
(b)	Scheduled to vest in four equal installments on each of January 13, 2023, 2024, 2025 and 2026, subject to the executive’s continued employment with the Company.
(c)	Scheduled to vest in four equal installments on each of March 1, 2023, 2024, 2025 and 2026, subject to the executive’s continued employment with the Company.
(d)	Scheduled to vest in three equal installments on each of October 1, 2023, 2024 and 2025, subject to the executive’s continued employment with the Company.

DIRECTOR COMPENSATION

The director compensation program for 2022 provided non-employee directors with a combination of cash and shares of restricted stock for each such director, depending on leadership roles held during 2022.

The Compensation Committee conducts periodic reviews of the compensation of non-employee directors. For 2022, an analysis of both total director compensation and the mix of cash and equity compensation was provided by management of the Company based on available market data.

Each non-management director of the Company receives:

●	An annual restricted stock unit (“RSU”) grant on the date of each annual meeting of stockholders at which the director is elected to the board or continues to serve as a director, the number of RSUs calculated by dividing $50,000 by the closing sale price for a share of the Company’s common stock on the Company’s principal stock exchange on the date of the most recent annual meeting of stockholders, June 1, 2022. Each grant will vest in full on the earlier of one year after the date of grant or the date of the next year’s annual meeting of stockholders, provided the director remains a member of the board as of the vesting date. RSUs will settle in shares no later than March 15 of the calendar year following the date of vesting.
●	An annual cash retainer of $50,000, payable in quarterly installments, in arrears, on the last business day of each calendar quarter.

Each of the following positions, if held by a non-management director of the Company, entitled them to the corresponding fees for 2022:

●	Chairperson of the Board$50,000
●	Audit Committee Chair$12,500
●	Compensation Committee Chair$10,000
●	Nominating and Corporate Governance Committee Chair$10,000

The Company reimburses a director’s reasonable expenses in connection with attending board and committee meetings. For directors joining the Company during a period between annual meetings, all amounts will be prorated based on the percentage of the year until the next annual meeting.

The following table provides information regarding compensation paid to and earned by non-employee directors during 2022:

	Fees Earned or
	Paid in Cash	Stock Awards		Total
Non-Employee Director	($)	($)(a)(b)		($)
Paul Buckman	110,000	35,423		145,423
William Burke(c)	62,500	206,256	(d)	268,756
John Erb	50,000	35,423		85,423
Peter Maag	60,000	35,423		95,423
Lisa Wipperman Heine(c)	50,000	206,256	(d)	256,256
(a)	Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each award granted in 2021 computed in accordance with the provisions of Topic 718. Assumptions used in the calculation of these amounts are included in Note 9 of our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
(b)	Includes RSUs scheduled to vest and settle into 12,788 shares of common stock on the earlier of the date of our 2023 annual meeting of stockholders or one year from the date of grant (August 10, 2023).
(c)	Elected to the Board effective January 3, 2022.
(d)	Includes (i) an initial equity award in connection with joining the Board having a target value of $150,000 and consisting of RSUs eligible to vest and settle into 31,712 shares of common stock, with 10,571 units vesting on January 3, 2023; the remaining 21,142 vesting thereafter over eight quarters with the first five quarters vesting 2,643 each quarter and the final three quarters vesting 2,642 each quarter and (ii) RSUs that vested and settled into 4,405 shares of common stock on June 1, 2022, the date of our 2022 annual meeting of stockholders.

	Number of	Number of
	Option Shares	RSUs
	Vested as of	Unvested as of
Non-Employee Director	December 31, 2022	December 31, 2022
Paul Buckman	193,750	12,788
William Burke	—	44,500
John Erb	193,750	12,788
Peter Maag	—	21,122
Lisa Wipperman Heine	—	44,500

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,070,884(a)	$4.12 per share	767,427(b)
Equity compensation plans not approved by security holders	100,000(c)	$1.25 per share	-
Total	4,170,884	$3.92 per share	767,427
(a)	Consisted of shares of our common stock underlying 2,330,853 stock options under the 2010 Stock Incentive Plan, 267,000 stock options under the 2019 Equity Incentive Plan, and 1,233,833 stock options and 239,198 restricted stock units under the 2021 Equity Incentive Plan.
(b)	Consisted of shares of our common stock available for future awards under the 2021 Equity Incentive Plan. No further awards are authorized for grant under the 2010 Stock Incentive Plan or the 2019 Equity Incentive Plan.
(c)	Consisted of warrants to purchase shares of our common stock issued to a former director before our initial public offering.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We describe below transactions or series of similar transactions, since January 1, 2021 or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the last two completed fiscal years; and
●	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Executive Compensation” and “Director Compensation.”

Baxter Collaboration Agreement

In February 2023, we announced a collaborative research agreement with Baxter International Inc. (“Baxter”) to help support additional treatment options for patients with acute liver failure in need of liver support therapies. As part of the collaboration, we will use our miroliverELAP product candidate with Baxter’s PrisMax system. Baxter’s PrisMax system is designed and utilized today for the delivery of continuous renal replacement therapy and other therapies, while providing hospitals the flexibility to meet the unique demands of the intensive care unit. Baxter has modified their PrisMax software and consumables to run the miroliverELAP treatments during the Phase 1 clinical trial.

CareDx Memorandum of Understanding and Collaboration Agreement

In May 2021, we entered into a memorandum of understanding with CareDx, Inc. (“CareDx”), then a beneficial owner of greater than 5% of our common stock, relating to (i) the development of a formal collaboration agreement and (ii) whereby we are obligated to source our requirements for donor-derived cell-free DNA, services and related technology from CareDx, Inc. for a period of five years from the effective date of the agreement.

In February 2023, we entered into a collaboration agreement whereby CareDx will develop an innovative testing solution for us to use in pre-clinical animal models. In addition, CareDx will be the exclusive provider of donor-derived cell-free DNA testing services for use in human clinical studies to non-invasively assess acute allograft rejection in our pipeline of human bioengineered organs.

Series C Convertible Preferred Stock

In May and June 2021, we issued shares of Series C Convertible Preferred Stock (“Series C Preferred”) at a price per share of $7.50 per share. All shares of Series C Convertible Preferred Stock converted into shares of our common stock in connection with the closing of our initial public offering in June 2021. The following table summarizes purchases of Series C Convertible Preferred Stock by related parties, each of which was then a beneficial owner of greater than 5% of our common stock or became one as a result of the transaction:

Related Party	Shares of Series C Convertible Preferred Stock	Total Purchase Price
Baxter Healthcare Corporation(a)	2,000,000	$15,000,000(b)
Cheshire MD Holdings, LLC	1,004,887(c)	$7,176,653(d)
CareDx, Inc.(e)	666,667	$5,000,000(b)

(a)	Affiliate of Baxter International Inc.
(b)	Via subscription agreement.
(c)	Includes 48,000 shares received through cashless exercise of warrants.
(d)	Represents balance outstanding under the Cheshire Note.
(e)	Beneficial owner of less than 5% of our common stock as of December 31, 2022 and 2021.

Cheshire Convertible Promissory Note

In March 2020, the Company borrowed $6,000,000 from Cheshire MD Holdings, LLC (“Cheshire”), an affiliate of DaVita Inc., and issued a convertible promissory note (the “Cheshire Note”) and a warrant (the “Cheshire Warrant”). The Cheshire Note was unsecured and scheduled to mature on September 6, 2021. The Cheshire Note initially bore interest at 5.0% per annum and was subject to 2.0% monthly increases starting with May 2020 up to a maximum of 20.0%. The Cheshire Warrant was a five-year warrant immediately exercisable for 10,000 shares at a purchase price of $7.50 per share, which price equaled the conversion price of the Cheshire Note. The Company issued additional warrants to purchase 10,000 shares on the same terms for every month that the Cheshire Note remained outstanding beginning with May 2020. In June 2021, the Cheshire Note and all accrued interest was converted into shares of the Company’s Series C Convertible Preferred Stock and the warrants were all exercised on a cashless basis (see above).

University of Minnesota Promissory Note

In January 2019, we issued to the University of Minnesota Regents (the “University”), then a beneficial owner of greater than 5% of our common stock, (1) a promissory note in the amount of $385,997 and (2) a 10-year warrant to purchase 20,587 shares of our common stock at an exercise price of $3.75 per share in satisfaction of our minimum royalty obligation for the year ended December 31, 2018 under our exclusive patent license agreement with the University (the “EPLA”), which agreement is described further under the heading “Collaborations and Partnerships” in Part I, Item 1 of our annual report on Form 10-K for 2022.

As of December 31, 2022, we had paid the University $1,138,063 under the EPLA. In February 2021, we entered into an amendment to the EPLA that allows us to defer the payment of any difference between the existing minimum annual payments and what was actually provided to the University for 2020 and 2021 and such differences, if any, will be added to the minimum sums required for 2022 and 2023, respectively. Minimum sums required for 2020 and 2022 were paid to the University in January 2023.

Reprise License Agreement and Stock Sale

In June 2019, we entered into a patent and know-how license agreement (as amended, the “Reprise License Agreement”) with our then subsidiary, Reprise Biomedical, Inc. (“Reprise”) that entitles us to an annual payment equal to the greater of $500,000 and 6.5% of all sales of products utilizing our decellularization technology, and which grants Reprise an exclusive license over any acellular products derived from our perfusion decellularization technology. Reprise provided us with total royalties of $953,470 and $33,066 during 2022 and 2021, respectively. We entered into an amendment to the Reprise License Agreement on February 21, 2021 that allows Reprise to defer the payment of any difference between the existing minimum annual payments and what was actually provided to the to us for 2020 and 2021 and such differences, if any, will be added to the minimum sums required for 2022 and 2023, respectively. The revenue recorded during the year ended December 31, 2022 represents the royalty due from Reprise for the calendar years 2020 and 2022. We have recorded a long-term receivable of $466,934 related to the minimum royalty payments due from Reprise for 2021, but due to the uncertainty regarding collectability, we have fully reserved against the receivable.

The Company held shares of common stock representing a 45% ownership interest in Reprise at the time the Reprise License Agreement was executed. On November 15, 2020, the Company sold shares representing a 27% ownership interest in Reprise for $3,000,000. The Company sold all of its remaining ownership interest in Reprise in March 2021 for $2,000,000. For 2021 and 2020, we recognized gains of $2.0 million and $2.1 million, respectively, related to the sales of shares in Reprise.

Mr. Ross served as a member of the board of directors of Reprise from June 2019 to April 2021 and Mr. Eibensteiner, who served on our Board until June 2021, also served on the board of directors of Reprise during that time.

Indemnification Agreements

We have entered or intend to enter into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related Party Transaction Policy, which sets forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related party had or will have a direct or indirect material interest, as determined by the Audit Committee of our Board, who is tasked with enforcing this policy, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, and indebtedness, guarantees of indebtedness or employment by us of a related party. In reviewing and approving any such related party transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock, as of April 4, 2023, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding common stock. Unless otherwise indicated in a footnote below, the address of each director, nominee and executive officer is care of Miromatrix Medical Inc. at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344.

	Amount and
	Nature of		Percentage
	Beneficial		Outstanding
Name and Address of Beneficial Owner	Ownership(a)		Shares
Greater than 5% Stockholders:
Gagnon Securities LLC	2,415,703	(b)	8.9%
1370 Avenue of the Americas, 26th Floor New York, NY 10019
First Light Asset Management	2,390,906	(c)	8.8%
3300 Edinborough Way, Suite 201 Edina, MN 55435
Baxter International Inc.	2,083,333	(d)	7.6%
One Baxter Parkway Deerfield, Illinois 60015
DaVita, Inc.	1,980,091	(e)	7.3%
2000 16th Street Denver, Colorado 80202
Directors and Named Executive Officers
Jeffrey Ross	662,052	(f)	2.4%
James Douglas	76,250	(g)	* %
John Barry	34,485	(h)	* %
Paul Buckman	246,343	(i)	* %
William Burke	61,657	(j)	* %
John Erb	255,565	(k)	* %
Lisa Wipperman Heine	61,657	(j)	* %
Peter Maag	59,314	(j)	* %
All directors and current executive officers as a group (8 persons)	1,457,323	(l)	5.2%

*	Less than one percent.
(a)	Unless otherwise indicated in a footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options that are currently exercisable and shares subject to options that are scheduled to become exercisable or vest and settle, as applicable, within 60 days of April 14, 2022 and shares, if any, held pursuant to employee stock purchase plans. Excludes fractional shares held by any listed beneficial owner.
(b)	Based on Schedule 13G/A filed with the SEC on February 6, 2023 on behalf of Gagnon Securities LLC (“Gagnon Securities”), Gagnon Advisors, LLC (“Gagnon Advisors”), and Neil Gagnon and information provided by Gagnon Securities, Gagnon Advisors and Neil Gagnon. Includes 65,711 shares held by Mr. Gagnon over which he has sole voting and dispositive power, 1,137,699 shares over which Mr. Gagnon has shared voting power, and 1,190,654 shares over which Mr. Gagnon has shared dispositive power. Mr. Gagnon is the managing member and principal owner of Gagnon Securities, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and a registered broker-dealer, in its role as investment manager to several customer accounts, foundations, partnerships and trusts (collectively, the “Accounts”) to which it furnishes investment advice. Includes 872,492 shares over which Gagnon Securities and Mr. Gagnon may be deemed to share voting power and includes 922,885 shares over which Gagnon Securities and Mr. Gagnon may be deemed to share dispositive power. Gagnon Securities and Mr. Gagnon expressly disclaim beneficial ownership of all securities held in the Accounts. Mr. Gagnon is also the Chief Executive Officer of Gagnon Advisors, an investment adviser registered with the SEC under the Advisers Act. Includes 229,802 shares held by Gagnon Investment Associates, LLC (“GIA”), a private investment fund, over which Mr. Gagnon and Gagnon Advisors, in its role as investment manager to GIA, may be deemed to share voting and dispositive power. Gagnon Advisors and Mr. Gagnon expressly disclaim beneficial ownership of all securities held by GIA.
(c)	First Light Asset Management, LLC (“First Light”) acts as an investment adviser to persons holding separately managed accounts with First Light, each of whom has voting and dispositive power of their respective shares. First Light may also be deemed to be the beneficial owner of these shares because it acts as an investment adviser to certain private funds. Also includes 156,250 shares held directly by First Light’s managing member and majority owner.
(d)	Based on Schedule 13G filed by with the SEC on February 14, 2022 on behalf of Baxter International Inc. (“Baxter”) and Baxter Healthcare Corporation (“BHC”) reflecting beneficial ownership as of December 31, 2021 and reporting on January 26, 2021 which reported possession of shared voting and dispositive power over all of the shares. The shares were reported as owned directly by BHC, which is a wholly owned subsidiary of Baxter.

(e)	Based on Schedule 13G filed with the SEC on February 11, 2022 on behalf of Cheshire MD Holdings, LLC (“Cheshire”) and DaVita Inc. (“DaVita”), reflecting beneficial ownership as of December 31, 2021, which reported possession of shared voting and dispositive power over all of the shares. As a result of DaVita’s ownership interest in Cheshire, DaVita may be deemed to indirectly beneficially own the shares of common stock, all of which were reported to be beneficially owned directly by Cheshire.
(f)	Includes 353,277 shares subject to options.
(g)	Includes 45,000 shares subject to options.
(h)	Includes 24,000 shares subject to options.
(i)	Consists of 52,593 shares held in a trust, 193,750 shares subject to options and 12,788 shares subject to restricted stock units.
(j)	Includes 12,788 shares subject to restricted stock units.
(k)	Includes 193,750 shares subject to options and 12,788 shares subject to restricted stock units.
(l)	Includes 809,777 shares subject to options and 63,940 shares subject to restricted stock units.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report, proxy statement and stockholder letter. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you or another stockholder with whom you share an address currently receive multiple copies of our annual report, proxy statement, and/or stockholder letter, or if you hold shares in more than one account, but would like to receive only a single copy of materials for your household, then please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 1171. If you currently participate in householding and would prefer to receive separate copies of materials for the meeting or for 2024, then please contact us in the manner described above and you will receive additional copies, free of charge and promptly upon receipt of your request.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for 2022, as filed with the SEC, is available on the SEC’s website, www.sec.gov, and our corporate website, www.miromatrix.com, under “Investor Relations.” Copies of the annual report on Form 10-K will be sent to any stockholder without charge upon written request addressed to the attention of our corporate secretary at 6455 Flying Cloud Drive, Suite 107, Eden Prairie, Minnesota 55344. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

OTHER MATTERS

The Board knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders will vote thereon in accordance with their best judgment.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000604472_1 R1.0.0.6 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) William Burke 02) John Erb MIROMATRIX MEDICAL INC. 6455 FLYING CLOUD DRIVE SUITE 107 EDEN PRAIRIE, MN 55344 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/31/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/31/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. Ratification of the selection of Baker Tilly US, LLP to serve as the company's independent registered public accountant for the fiscal year ending December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000604472_2 R1.0.0.6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com MIROMATRIX MEDICAL INC. Annual Meeting of Stockholders June 1, 2023 10:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Jeffrey Ross and James Douglas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MIROMATRIX MEDICAL INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, CDT on June 1, 2023, at the Hilton Garden Inn, 6330 Point Chase Road, Eden Prairie, MN 55344, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side